As filed with the Securities and Exchange Commission on February 6, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WESTWOOD HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2969997 (I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
RESTRICTED STOCK GRANTED AS AN EMPLOYMENT INDUCEMENT AWARD
OUTSIDE OF THE EIGHTH AMENDED AND RESTATED WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
Brian O. Casey
Chief Executive Officer
Westwood Holdings Group, Inc.
200 Crescent Court, Suite 1200
Dallas, Texas 75201
(Name and address of agent for service)
(214) 756-6900
(Telephone number, including area code, of agent for service)
Copies to:
Head of Corporate Section
c/o Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Telephone: (214) 855-8000
Facsimile: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non‑accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
In connection with its acquisition of the asset management business of Salient Partners, L.P., as an inducement for employment, Westwood Holdings Group, Inc. (the "Company") is awarding restricted stock grants aggregating 431,118 shares of the Company's stock to five individuals of the Energy Infrastructure team. The restricted stock grants will vest in five years, provided the individual remains employed through the vesting date.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information concerning the plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to the awardee as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
    The following documents, previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
1.    Annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 4, 2022;
2.    Quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on April 27, 2022;
3.    Quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Commission on July 27, 2022;
4.    Quarterly report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the Commission on October 26, 2022;
5.    Current reports on Form 8-K filed with the Commission on May 2, 2022, May 3, 2022, May 26, 2022, and November 21, 2022 (as amended by the Current Report on Form 8-K/A filed on February 1, 2023); and,
6.    The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10 (Amendment No. 5) filed with the Commission on June 6, 2002.
    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.
    Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. We expect to maintain policies insuring our and our subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.
Section 11 of our Amended and Restated Articles of Incorporation provides that a director or former director of the Company shall not, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may be amended, be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty to the Company or its stockholders.
Section 12 of our Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the Company shall indemnify any and all of its directors, officers, employees or agents of the Company or former directors and officers, or any person who is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability. No amendment nor repeal of this provision, nor the adoption of any provision of the Company’s Amended and Restated Certificate of Incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this provision, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
The foregoing discussion of Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute and such Amended and Restated Certificate of Incorporation filed with the SEC.
We have obtained a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from wrongful acts committed by them as our directors and officers, including liabilities arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit
Number		Description of Exhibit
3.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form S-8 filed with the Commission on September 28, 2022)

3.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on November 2, 2021)

4.1	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

10.1*	—	Form of Restricted Stock Agreement

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

23.3*	—	Consent of FORVIS, LLP

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

107*	—	Filing fee table

*	Filed herewith.

Item 9. Undertakings.
a.The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.to include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
iii.to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and a(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b.The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(Signatures appear on the following page)

SIGNATURES
    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 6, 2023.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey

Brian O. Casey
Chief Executive Officer

POWER OF ATTORNEY
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian O. Casey and Murray Forbes III, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian O. Casey	President, Chief Executive Officer and Director	February 6, 2023
Brian O. Casey	(Principal Executive Officer)

/s/ Murray Forbes III	Chief Financial Officer	February 6, 2023
Murray Forbes III	(Principal Financial Officer and Principal Accounting Officer)

/s/ Richard M. Frank	Chairman of the Board of Directors and Director	February 6, 2023
Richard M. Frank

/s/ Susan M. Byrne	Vice Chairman of the Board of Directors and Director	February 6, 2023
Susan M. Byrne

/s/ Ellen H. Masterson	Director	February 6, 2023
Ellen H. Masterson

/s/ Geoffrey R. Norman	Director	February 6, 2023
Geoffrey R. Norman

/s/ Randy Bowman	Director	February 6, 2023
Randy Bowman

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit
3.1	—	Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form S-8 filed with the Commission on September 28, 2022)

3.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on November 2, 2021)

4.1	—	Form of Certificate Evidencing Common Stock (incorporated by reference from the Form 10-12B filed with the Commission on April 30, 2002)

5.1*	—	Opinion of Norton Rose Fulbright US LLP

10.1*	—	Form of Restricted Stock Agreement

23.1*	—	Consent of Deloitte & Touche LLP

23.2*	—	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto)

23.3*	—	Consent of FORVIS, LLP

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

107*	—	Filing fee table

*